UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2009
IXIA
(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California		91302

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement
     On October 21, 2009, Ixia, a California corporation (“Ixia” or the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Agilent Technologies, Inc., a Delaware corporation (“Agilent”). Pursuant to the terms of the Asset Purchase Agreement, the Company and its affiliates will acquire substantially all of the assets of Agilent and its affiliates that relate to the design, development, research, manufacture, supply, distribution, sale, support and maintenance of the Agilent N2X and Agilent Network Tester products and the provision of services relating to such products (the “Business”), and assume certain liabilities of Agilent relating to the Business, for a cash purchase price of $44,075,000, subject to a post-closing working capital adjustment. The acquisition is scheduled to close on October 30, 2009, subject to certain customary closing conditions.
     Pursuant to the Asset Purchase Agreement, Ixia will offer employment to all employees of the Business, and Agilent will sublease (or assign leases for) certain facilities to Ixia. In connection with the Asset Purchase Agreement, Ixia and Agilent have also entered into a Transition Services Agreement pursuant to which Agilent will provide to Ixia, for agreed upon fees and beginning on the date of the closing, certain services through March 31, 2010 and certain other services through June 30, 2010 (subject to earlier termination by Ixia under certain circumstances).
     The Asset Purchase Agreement contains customary representations, warranties and covenants. Each party has agreed to indemnify the other for (i) subject to certain limitations, losses arising out of breaches of representations, warranties and covenants in the Asset Purchase Agreement and in certain related documents and (ii) liabilities that, in the case of Ixia, are excluded from the transaction and, in the case of Agilent, are assumed by Ixia. The Asset Purchase Agreement contains certain termination rights for both Ixia and Agilent.
     The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference into this Current Report on Form 8-K.
Item 2.02 Results of Operations and Financial Condition
     On October 21, 2009, the Company issued a press release regarding the proposed transaction with Agilent that also included an announcement of the Company’s estimated net revenues for the fiscal third quarter ended September 30, 2009. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in this Item 2.02 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated October 21, 2009, by and between Ixia and Agilent Technologies, Inc. (pursuant to Item 601(b)(2) of Regulation S-K, schedules to the Asset Purchase Agreement have been omitted; they will be supplementally provided to the SEC upon request)

99.1	Press Release dated October 21, 2009 of the Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia
Dated: October 27, 2009	By:	/s/ Thomas B. Miller
Thomas B. Miller
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated October 21, 2009, by and between Ixia and Agilent Technologies, Inc. (pursuant to Item 601(b)(2) of Regulation S-K, schedules to the Asset Purchase Agreement have been omitted; schedules will be supplementally provided to the SEC upon request)

99.1	Press Release dated October 21, 2009 of the Company